Exhibit 99.1

UserTesting Reports Fourth Quarter and Full Year 2021 Financial Results
Full Year Total Revenue of $147.4 million, up 44% year-over-year
Fourth Quarter Total Revenue of $42.5 million, up 45% year-over-year

San Francisco, February 28, 2022, UserTesting, Inc. (NYSE: USER), a leader in video-based human insight, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“The strong momentum in our business continued in the fourth quarter with total revenue growing 45% year-over-year,” said Andy MacMillan, CEO of UserTesting. “The investments we are making across our go-to-market organization to both drive awareness and expand use cases within existing customers are generating results. We believe the ability to use genuine human insights to inform business decisions at the speed of innovation represents a broad, underpenetrated market, which creates growth opportunities for years to come.”

Fourth Quarter 2021 Financial Highlights:

•Revenue: Total revenue was $42.5 million, up 45% year-over-year. Subscription revenue was $39.8 million, up 49% year-over-year.
•Operating Loss and Margin: GAAP operating loss was $(17.2) million, or (40)% of total revenue, compared to $(8.4) million, or (28)% of total revenue, in the same period last year. Non-GAAP operating loss was $(9.9) million, or (23)% of total revenue, compared to $(7.5) million, or (26)% of total revenue, in the same period last year.
•Net Loss: GAAP net loss was $(16.9) million, or $(0.22) per share, compared to $(7.8) million, or $(0.47) per share, in the same period last year. Non-GAAP net loss was $(9.6) million, or $(0.12) per share, compared to $(7.0) million, or $(0.42) per share, in the same period last year.
•Cash Flow: Net cash used in operations was $(15.1) million, compared to $(1.6) million in the same period last year. Free cash flow was $(15.8) million, compared to $(2.3) million in the same period last year.
•Cash and Cash Equivalents: UserTesting completed its initial public offering and began trading on November 17, 2021. Net proceeds to UserTesting from the initial public offering were approximately $124.1 million after deducting underwriting discounts and commissions and other offering costs. Cash and cash equivalents were $178.4 million as of December 31, 2021.

Full Year 2021 Financial Highlights:

•Revenue: Total revenue was $147.4 million, up 44% year-over-year. Subscription revenue was $136.7 million, up 46% year-over-year.
•Operating Loss and Margin: GAAP operating loss was $(51.2) million, or (35)% of total revenue, compared to $(34.0) million, or (33)% of total revenue, in the same period last year. Non-GAAP operating loss was $(40.3) million, or (27)% of total revenue, compared to $(30.9) million, or (30)% of total revenue, in the same period last year.
•Net Loss: GAAP net loss was $(50.7) million, or $(1.50) per share, compared to $(34.0) million, or $(2.10) per share, in the same period last year. Non-GAAP net loss was $(39.9) million, or $(1.18) per share, compared to $(30.9) million, or $(1.91) per share, in the same period last year.
•Cash Flow: Net cash used in operations was $(41.1) million, compared to $(14.3) million in the same period last year. Free cash flow was $(43.7) million, compared to $(15.3) million in the same period last year.

Recent Highlights:

•Recent new wins and growth deals included AMC Entertainment, Anheuser-Busch, Hawaiian Airlines, Home Chef, Lowe’s, Metlife, Philips, Phoenix Group, Reddit, and Vestiaire Collective SA.
•UserTesting was again named a leader by G2, the world’s leading independent user review site, in User Research, Mobile App Testing, and Software Testing. G2 also named UserTesting a leader in all three business segments, including Enterprise, Mid-Market, and Small Business.
•Announced partnership with Quantum Metric to help organizations design and build customer-centric experiences faster.
•Introduced new templates for testing Facebook metaverse and virtual reality experiences.
•Held our global virtual customer conference, Human Insight World (HiWorld), with tours in North America, EMEA, and APAC.

Financial Outlook:

For the first quarter ending March 31, 2022, UserTesting currently expects:

•Total revenue between $43.0 million and $44.0 million.
•Non-GAAP operating margin between (25.0%) and (27.0%).
•Non-GAAP net loss per share between $(0.07) and $(0.08) assuming 142.5 million weighted-average shares outstanding(1).

For the full year ending December 31, 2022, UserTesting currently expects:

•Total revenue between $194.5 million and $198.5 million.
•Non-GAAP operating margin between (29.0%) and (31.0%).
•Non-GAAP net loss per share between $(0.39) and $(0.41) assuming 145.0 million weighted-average shares outstanding(1).

(1) Includes the impact of (i) the issuance of shares of common stock by UserTesting in its initial public offering, and (ii) the conversion of all then outstanding shares of convertible preferred stock into shares of common stock in connection with the initial public offering, in the weighted-average shares calculation weighted from the date of the initial public offering.

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and free cash flow margin are non-GAAP financial measures. Additional information on UserTesting’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. Our definition for each non-GAAP measure used is provided below, however a limitation of non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for non-GAAP measures used will likely differ from similarly titled non-GAAP measures used by other companies thereby limiting comparability. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash and cash equivalents balance for a given period.

With regards to the non-GAAP guidance provided above, a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to UserTesting’s results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through UserTesting’s investor relations website at https://ir.usertesting.com.

UserTesting Conference Call

UserTesting will host a conference call today on February 28, 2022 to review its fourth quarter and full year 2021 financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30pm Pacific Time (4:30pm Eastern Time). Investors are invited to join the webcast by visiting https://ir.usertesting.com/news-events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About UserTesting

UserTesting (NYSE: USER) has fundamentally changed the way organizations get insights from customers with fast, opt-in feedback and experience capture technology. The UserTesting Human Insight Platform taps into our global network of real people and generates video-based recorded experiences, so anyone in an organization can directly ask questions, hear what users say, see what they mean, and understand what it’s actually like to be a customer. Unlike approaches that track user behavior then try to infer what that behavior means, UserTesting reduces guesswork and brings customer experience data to life with human insight. UserTesting has more than 2,300 customers, including more than half of the world’s top 100 most valuable brands according to Forbes. UserTesting is headquartered in San Francisco, California. To learn more, visit www.usertesting.com.

Forward-Looking Statements

This press release by UserTesting, Inc. (“UserTesting,” the “Company,” “we,” “us,” or similar terms) contains forward-looking statements. These statements may relate to, but are not limited to, our financial outlook for the first quarter and full year 2022, expectations of future operating results or financial performance, market size and growth opportunities, plans for future operations, competitive position, technological capabilities, and strategic relationships, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions. You should not put undue reliance on any forward-looking statements. There are a significant number of factors that could cause our actual results, performance, or achievement to differ materially and adversely from the statements made in this press release, including: intense competition in our market; our ability to attract new customers and renew and expand sales to existing customers; our ability to effectively introduce enhancements to our platform, including new products, services, features, and functionality, that achieve market acceptance or keep pace with technological developments; quarterly fluctuations in operating results; our ability to maintain data privacy and data security; our limited operating history under our current business and pricing models; our ability to effectively manage growth; and other general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19. For more information regarding the risks and uncertainties that could cause actual results, performance, or achievement to differ materially and adversely from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (the “SEC”) filings, including our final prospectus filed with the SEC pursuant to Rule 424(b), dated November 16, 2021, and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at https://ir.usertesting.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Non-GAAP Financial Measures

To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision- making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.
Non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expenses, amortization of acquired intangible assets, reversals of prior sales and use tax accruals and related penalties and interest, and the tax impact of the non-GAAP adjustments. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Non-GAAP gross margin and non-GAAP operating loss margin: Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue. Non-GAAP operating loss margin is calculated as non-GAAP operating loss divided by total revenue. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to evaluate our financial performance.

Free cash flow and free cash flow margin: We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-used software. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that these non-GAAP financial measures are useful indicators of liquidity that provides information to management and investors, even if negative, about the amount of cash generated (or used) in our operations that, after investments in property and equipment, can be used for strategic opportunities and strengthening our balance sheet.

Non-GAAP Supplemental Financial Information

Calculated Billings: We define calculated billings, a non-GAAP financial measure, as total revenue plus the change in contract liabilities from the beginning to the end of the period. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, for subscriptions to our platform. Calculated billings in any particular period reflect amounts invoiced to customers.

UserTesting, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Subscription	$39,795	$26,752	$136,678	$93,374
Professional services	2,689	2,637	10,720	8,821
Total revenue	42,484	29,389	147,398	102,195
Cost of revenue
Subscription	7,332	5,697	28,562	21,441
Professional services	2,351	2,187	8,598	8,126
Total cost of revenue	9,683	7,884	37,160	29,567
Gross profit	32,801	21,505	110,238	72,628
Operating expenses:
Sales and marketing	29,122	17,144	91,634	59,737
Research and development	10,698	7,723	39,826	27,897
General and administrative	10,137	5,010	29,954	18,960
Total operating expenses	49,957	29,877	161,414	106,594
Loss from operations	(17,156)	(8,372)	(51,176)	(33,966)
Interest income, net	23	46	126	136
Other income, net	168	585	851	747
Loss before provision for (benefit from) income taxes	(16,965)	(7,741)	(50,199)	(33,083)
Provision for (benefit from) income taxes	(47)	106	522	900
Net loss	$(16,918)	$(7,847)	$(50,721)	$(33,983)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.22)	$(0.47)	$(1.50)	$(2.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(1)	78,478	16,791	33,841	16,210

(1)     Includes the impact of (i) the issuance of shares of common stock by UserTesting in its initial public offering, and (ii) the conversion of all then outstanding shares of convertible preferred stock into shares of common stock in connection with the initial public offering, in the weighted-average shares calculation weighted from the date of the initial public offering.

Stock-based Compensation Expense

The following table summarizes total stock-based compensation expense included in cost of revenue and operating expenses (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cost of revenue
Subscription	$93	$4	$123	$14
Professional services	202	8	362	35
Operating expenses:
Sales and marketing	2,520	239	3,599	868
Research and development	1,271	99	1,891	346
General and administrative	3,220	355	6,250	1,284
	$7,306	$705	$12,225	$2,547

Amortization of Intangible Assets

The following table summarizes total amortization of acquired intangible assets included in cost of revenue and operating expenses (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cost of revenue
Subscription	$333	$80	$825	$245
Operating expenses:
Sales and marketing	513	47	657	145
Research and development	42	40	172	140
General and administrative	—	1	—	15
	$888	$168	$1,654	$545

UserTesting, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$178,430	$96,972
Accounts receivable, net	47,973	24,267
Costs capitalized to obtain revenue contracts, current	8,116	5,231
Prepaid expenses and other current assets	6,045	3,067
Total current assets	240,564	129,537
Property and equipment, net	3,257	1,292
Operating lease right-of-use assets	16,401	—
Intangible assets, net	640	2,194
Goodwill	8,785	8,785
Costs capitalized to obtain revenue contracts, non-current	12,941	9,119
Other long-term assets	540	826
Total Assets	$283,128	$151,753
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,544	$1,214
Contract liabilities	90,952	62,815
Operating lease liabilities, current	5,271	—
Accrued expenses and other current liabilities	21,799	24,030
Total current liabilities	119,566	88,059
Operating lease liabilities, noncurrent	12,996	—
Other long-term liabilities	887	2,526
Total Liabilities	133,449	90,585
Convertible preferred stock	—	201,531
Stockholders’ equity (deficit):
Common stock and capital in excess of par value	352,881	12,118
Accumulated deficit	(203,202)	(152,481)
Total Stockholders’ equity (deficit)	149,679	(140,363)
Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$283,128	$151,753

UserTesting, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(50,721)	$(33,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,384	865
Stock-based compensation expense	12,225	2,547
Provision for allowance for doubtful accounts	160	89
Amortization of costs capitalized to obtain revenue contracts	6,778	4,062
Deferred income taxes	327	136
Changes in operating assets and liabilities:
Accounts receivable	(23,865)	(5,093)
Costs capitalized to obtain revenue contracts	(13,485)	(8,961)
Prepaid expenses and other assets	(2,566)	(2,113)
Accounts payable	407	(178)
Accrued liabilities	882	6,867
Contract liabilities	28,137	17,126
Other liabilities	(1,741)	4,331
Net cash used in operating activities	(41,078)	(14,305)
Cash flows from investing activities:
Purchase of property and equipment	(2,657)	(1,002)
Purchase of intangible assets	(150)	(150)
Acquisition of business, net of cash acquired	—	(8,617)
Net cash used in investing activities	(2,807)	(9,769)
Cash flows from financing activities:
Proceeds from the issuance of convertible preferred stock, net of issuance costs	—	99,884
Proceeds from the issuance of common stock upon initial public offering, net of issuance costs and underwriting discounts	124,071	—
Repayments of note payable	—	(2,500)
Payment of deferred purchase consideration	(1,766)	—
Proceeds from issuance of common stock upon exercise of stock options	3,038	1,905
Net cash provided by financing activities	125,343	99,289
Net increase in cash and cash equivalents	81,458	75,215
Cash and cash equivalents, beginning of period	96,972	21,757
Cash and cash equivalents, end of period	$178,430	$96,972

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(dollars in thousands)
(unaudited)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Subscription	Professional Services	Total	Subscription	Professional Services	Total
GAAP gross profit	$32,463	$338	$32,801	$21,055	$450	$21,505
GAAP gross margin	82%	13%	77%	79%	17%	73%
Adjustments:
Stock-based compensation expense	93	202	295	4	8	12
Amortization of intangible assets	333	—	333	80	—	80
Non-GAAP gross profit	$32,889	$540	$33,429	$21,139	$458	$21,597
Non-GAAP gross margin	83%	20%	79%	79%	17%	73%

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
	Subscription	Professional Services	Total	Subscription	Professional Services	Total
GAAP gross profit	$108,116	$2,122	$110,238	$71,933	$695	$72,628
GAAP gross margin	79%	20%	75%	77%	8%	71%
Adjustments:
Stock-based compensation expense	123	362	485	14	35	49
Amortization of intangible assets	825	—	825	245	—	245
Non-GAAP gross profit	$109,064	$2,484	$111,548	$72,192	$730	$72,922
Non-GAAP gross margin	80%	23%	76%	77%	8%	71%

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(dollars in thousands)
(unaudited)

	Three Months Ended December 31, 2021				Three Months Ended December 31, 2020
	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses
GAAP expenses	$29,122	$10,698	$10,137	$49,957	$17,144	$7,723	$5,010	$29,877
Adjustments:
Stock-based compensation expense	(2,520)	(1,271)	(3,220)	(7,011)	(239)	(99)	(355)	(693)
Amortization of intangible assets	(513)	(42)	—	(555)	(47)	(40)	(1)	(88)
Reversal of sales and use tax accruals, penalties and interest	—	—	900	900	—	—	—	—
Non-GAAP expenses	$26,089	$9,385	$7,817	$43,291	$16,858	$7,584	$4,654	$29,096
Non-GAAP expenses as a % of revenue	61%	22%	18%	102%	57%	26%	16%	99%

	Twelve Months Ended December 31, 2021				Twelve Months Ended December 31, 2020
	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses
GAAP expenses	$91,634	$39,826	$29,954	$161,414	$59,737	$27,897	$18,960	$106,594
Adjustments:
Stock-based compensation expense	(3,599)	(1,891)	(6,250)	(11,740)	(868)	(346)	(1,284)	(2,498)
Amortization of intangible assets	(657)	(172)	—	(829)	(145)	(140)	(15)	(300)
Reversal of sales and use tax accruals, penalties and interest	—	—	3,022	3,022	—	—	—	—
Non-GAAP expenses	$87,378	$37,763	$26,726	$151,867	$58,724	$27,411	$17,661	$103,796
Non-GAAP expenses as a % of revenue	59%	26%	18%	103%	57%	27%	17%	102%

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Operating Loss and Operating Loss Margin
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP operating loss	$(17,156)	$(8,372)	$(51,176)	$(33,966)
GAAP operating loss margin	(40)%	(28)%	(35)%	(33)%
Adjustments:
Stock-based compensation expense	7,306	705	12,225	2,547
Amortization of intangible assets	888	168	1,654	545
Reversal of sales and use tax accruals, penalties and interest	(900)	—	(3,022)	—
Non-GAAP operating loss	$(9,862)	$(7,499)	$(40,319)	$(30,874)
Non-GAAP operating loss margin	(23)%	(26)%	(27)%	(30)%

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP net loss	$(16,918)	$(7,847)	$(50,721)	$(33,983)
Adjustments:
Stock-based compensation expense	7,306	705	12,225	2,547
Amortization of intangible assets	888	168	1,654	545
Reversal of sales and use tax accruals, penalties and interest	(900)	—	(3,022)	—
Non-GAAP net loss	$(9,624)	$(6,974)	$(39,864)	$(30,891)

GAAP net loss per share, basic and diluted	$(0.22)	$(0.47)	$(1.50)	$(2.10)
Adjustments to GAAP net loss per share:
Stock-based compensation expense	0.10	0.04	0.36	0.16
Amortization of intangible assets	0.01	0.01	0.05	0.03
Reversal of sales and use tax accruals, penalties and interest	(0.01)	—	(0.09)	—
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.42)	$(1.18)	$(1.91)
Weighted-average shares used in computing non-GAAP net loss per share, basic and diluted	78,478	16,791	33,841	16,210

UserTesting, Inc.
Non-GAAP Free Cash Flow Reconciliation
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP net cash used in operating activities	$(15,073)	$(1,643)	$(41,078)	$(14,305)
Add: Purchases of property and equipment	(702)	(637)	(2,657)	(1,002)
Non-GAAP free cash flow	$(15,775)	$(2,280)	$(43,735)	$(15,307)
Non-GAAP free cash flow margin	(37)%	(8)%	(30)%	(15)%

UserTesting, Inc.
Non-GAAP Supplemental Financial Information
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$42,484	$29,389	$147,398	$102,195
Increase in contract liabilities	11,353	8,773	28,137	17,160
Calculated billings	$53,837	$38,162	$175,535	$119,355
Year-over-year calculated billings growth rate	41%	44%	47%	34%

Investor Relations Contact:
Erica Mannion and Michael Funari
Sapphire Investor Relations, LLC
ir@usertesting.com
617-542-6180
Media Contact:
UserTesting, Inc.
Chris Halcon
chalcon@usertesting.com
415-699-0553